EXHIBIT 21

Subsidiaries of Circor International, Inc.

I.	Subsidiaries of Circor International, Inc.

1.	Spence Engineering Company, Inc., a Delaware Corporation

2.	Leslie Controls, Inc., a New Jersey Corporation

3.	Circle Seal Controls, Inc., a Delaware Corporation

4.	Circor Energy Products, Inc., an Oklahoma Corporation

5.	Circor, Inc., a Massachusetts Corporation

6.	Societe Alsacienne Regulaves Thermiques von Rohr, SAS, a French Limited Liability Company

7.	Circor (Jersey) Ltd., a United Kingdom Company (80% ownership)

8.	U.S. Para Plate Acquisition Corp., a Delaware Corporation

9.	CIRCOR Business Trust, A Massachusetts Business Trust

10.	DQS International B.V., a Netherlands Corporation

11.	Texas Sampling Inc., a Texas Corporation

12.	Patriot Holdings, Inc., a Nevada corporation

13.	Industria S. A., a French limited liability company

II.	Subsidiaries of Circle Seal Controls, Inc.:

1.	CIRCOR IP Holding Co., a Delaware Corporation

2.	Aerodyne Controls Inc., a Delaware Corporation

3.	Hoke, Inc., a New York Corporation

4.	Circor Luxembourg Holdings Sarl., a Luxembourg limited liability company (approx. 10%)

III.	Subsidiaries of Hoke, Inc.:

1.	Hoke Controls, Ltd., a Canadian Corporation

2.	CIRCOR German Holdings Management GmbH, a German Closed Corporation

3.	Circor (Jersey) Ltd., a United Kingdom Company (20% ownership)

4.	Circor Instrumentation Ltd., a United Kingdom Company

5.	Dopak Inc., a Texas Corporation

IV.	Subsidiaries of Circor Energy Products, Inc.:

1.	Circor Luxembourg Holdings Sarl., a Luxembourg limited liability company (approx. 90%)

V.	Subsidiaries of Patriot Holdings, Inc.

1.	Loud Engineering & Manufacturing, Inc.

VI.	Subsidiaries of Pibiviesse Srl:

1.	De Martin Giuseppe & Figli Srl, an Italian Company (80%)

VII.	Subsidiaries of Societe Alsacienne Regulaves Thermiques von Rohr, SAS:

1.	SCI MMC, a French Limited Liability Partnership

VIII.	Subsidiaries of Circor (Jersey), Ltd.:

1.	Circor German Holdings, LLC, a Massachusetts Limited Liability Company

IX.	Subsidiaries of Circor German Holdings, LLC:

1.	Circor German Holdings GmbH & Co. KG

X.	Subsidiaries of Circor German Holdings GmbH & Co. KG

1.	Hoke Handelsgesellschaft GmbH, a German Corporation

2.	Regeltechnik Kornwestheim GmbH, a German Closed Corporation

XI.	Subsidiaries of Regeltechnik Kornwestheim GmbH:

1.	RTK Control Systems Limited, a United Kingdom Corporation

XII.	Subsidiaries of Circor Business Trust:

1.	Circor Securities Corp., a Massachusetts Corporation

XIII.	Subsidiaries of DQS International B.V. B.V

1.	Dovianus B.V., a Netherlands Corporation

2.	DQS Vastgoed, a Netherlands Corporation

3.	Keofitt Holding A.S., A Denmark Corporation (50% ownership)

XIV.	Subsidiaries of Circor Luxembourg Holdings, Sarl.

1.	CEP Holdings Sarl., a Luxembourg limited liability company

2.	Circor Energy Products (Canada) ULC, an Alberta unlimited liability company

3.	Suzhou KF Valve Co., Ltd., a Chinese Wholly Foreign Owned Enterprise

XV.	Subsidiaries of CEP Holdings, Sarl.

1.	Pibiviesse Srl, an Italian Company